Exhibit 99.1
101 Gateway Centre Parkway Richmond, Virginia 23235 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
April 25, 2006	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS FIRST QUARTER 2006 RESULTS

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces preliminary operating results for first quarter ended March 31, 2006.

	First Quarter 2006		First Quarter 2005
	As Reported	As Adjusted**	As Restated	As Adjusted**

Operating revenue	$902.3 Million	$902.3 Million	$813.5 Million	$787.7 Million
Net income	$13.7 Million	$20.0 Million	$33.2 Million	$17.7 Million
Net income per diluted share	$0.78	$1.14	$1.85	$0.99

**Adjusted to exclude the impact of tax and flood deferred revenue acceleration, asset and intangible write-off, and certain legal reserves; see Reconciliation of Non-GAAP Measures - Results from Operations below.

FINANCIAL HIGHLIGHTS
•	Consolidated operating revenue increased $88.8 million, or 10.9%, for first quarter 2006 compared to first quarter 2005.
•	Operating revenue for the Title Operations segment for first quarter 2006 was $819.0 million, an increase of $103.6 million, or 14.5%, over first quarter 2005.
•
Operating revenue for the Lender Services segment was $57.8 million for first quarter 2006 compared to $78.2 million for first quarter 2005. First quarter 2005 operating revenue included $25.8 million of tax and flood deferred revenue acceleration, without which Lender Services operating revenue increased 10.3%.

•	Direct orders opened were 266,800 for first quarter 2006 compared to 295,900 for first quarter 2005.
•	Net income for first quarter 2006 included an asset write-off of $9.7 million, or $6.3 million after taxes, primarily related to the sale of the Company’s headquarters building.
•	Operating expenses for first quarter 2006 compared to first quarter 2005 included the $9.7 million asset write-off, increased legal costs of $4.3 million, and $2.6 million of technology expenditures.
•
During the quarter ended March 31, 2006, the Company repurchased 186,000 shares of common stock for $12.1 million at an average price of $64.89 per share. As of March 31, 2006, the Company had approximately 1.0 million shares remaining in its authorized repurchase program.

•
As previously announced, the Company restated certain historical results due to an error in the calculation of its claim provision. Prior to the correction, net income for first quarter 2005 was understated by $2.9 million. All information in this release regarding 2005 results includes the effect of such restatement.

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“I am pleased that we grew our operating revenue in first quarter 2006 over first quarter 2005,” said President and Chief Executive Officer Theodore L. Chandler, Jr. “In 2005 we initiated a customer-centered selling approach and began to invest in our sales processes and personnel. Beginning in the third quarter of 2005 and through first quarter 2006, we are seeing the positive impact of our sales orientation. We improved our net income per diluted share first quarter 2006 over first quarter 2005 on an adjusted basis by 15%. We continue to look for opportunities to make reductions in our cost structure and deliver a greater amount of increased revenue to the bottom line.”

SEGMENT RESULTS

Based on changes in the organizational structure and combination of service offerings in the Lender Services segment, the Company has reclassified its LandAmerica One Stop services operations, which provides title and closing services to national lenders, to the Lender Services segment from the Title Operations segment. Amounts from 2005 have been reclassified to conform to the 2006 presentation.

Title Operations

Operating revenue from direct title operations for first quarter 2006 increased $32.2 million, or 10.5%, over first quarter 2005. During first quarter 2006, the Company continued to experience strong commercial business. Title insurance revenue from direct commercial operations for first quarter 2006 was $87.5 million compared to $67.3 million for first quarter 2005, or an increase of 30%. For the quarter ended March 31, 2006, refinance activity was lower than the comparable period in the prior year due to increases in the interest rate environment in 2006.

Closed orders for first quarter 2006 for the Company’s direct title operations were 188,300, with an average fee per closed order of approximately $1,810 compared to 195,100 for first quarter 2005, with an average fee per closed order of approximately $1,582.

Operating revenue from agency title operations for first quarter 2006 increased $71.3 million, or 17.5%, over first quarter 2005 due to growth in the agency business, particularly in certain southeastern and northeastern markets. Agents’ commissions as a percent of agency revenue were approximately 80.1% for first quarter 2006 compared to 79.8% for first quarter 2005.

The claims provision as a percent of operating revenue for the Title Operations segment was approximately 5.6% for first quarter 2006 and 5.7% for first quarter 2005. The first quarter 2005 claims provision included the impact of a large $7.4 million claim.

Pretax earnings for Title Operations for first quarter 2006 were $50.6 million compared to $46.4 million for first quarter 2005. Pretax earnings margin for Title Operations for first quarter 2006 was 6.1% compared to 6.4% for first quarter 2005.

On March 29, 2006, the Company announced it had executed an agreement to purchase Capital Title Group, Inc., a title insurance underwriter, agent, and settlement services provider, subject to approval by Capital Title’s shareholders and receipt of all required regulatory approvals. The purchase price of approximately $251 million will consist of 80% cash and 20% in the Company’s common stock. The acquisition is expected to be accretive by 4 to 6 percent to the Company’s earnings in 2007. It is expected that within one year after the close of the transaction, synergies will produce annual run rate pretax cost reductions of approximately $12 million.

Lender Services

Operating revenue in the Lender Services segment for first quarter 2006 decreased $20.4 million, or 26.0%, compared to first quarter 2005.  The decrease is net of an increase in operating revenue in the Company’s national closing services at our LandAmerica One Stop operations and is primarily attributable to operating revenue for first quarter 2005 including recognition of approximately $25.8 million

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of deferred revenue as a result of a termination of our obligation to provide future life-of-loan servicing requirements for two customers of the tax and flood business.

Pretax earnings for first quarter 2006 were $2.3 million compared to $25.8 million for first quarter 2005.  Excluding the recognition of the tax and flood deferred revenue of $25.8 million in first quarter 2005, pretax earnings improved $2.3 million quarter-over-quarter.

Financial Services

The Financial Services segment had pretax earnings of $4.0 million for first quarter 2006 compared to $2.9 million for first quarter 2005. This increase was due to growth in the loan and investment portfolio which exceeded the increase in interest-bearing liabilities.

Corporate and Other

The Corporate and Other segment includes unallocated corporate expenses and our home warranty, residential inspection, and commercial appraisals and assessments businesses.  Operating revenue in the Corporate and Other segment increased by approximately $5.6 million, or 28.4%, in first quarter 2006 over first quarter 2005. Direct commercial revenues were $12.1 million for first quarter 2006, an increase of 27.4% over first quarter 2005.

Pretax losses for first quarter 2006 were $38.4 million compared to $21.3 million for first quarter 2005, primarily due to the $9.7 million headquarters building write-off and increased legal costs of $1.7 million.

The change in the effective tax rate is due to the mix of state income tax expenses (benefits).

Cash Flow

The reduction in cash flow from operations first quarter 2006 over first quarter 2005 is primarily due to the timing of income tax payments and payments for accounts payable and accrued expenses.

CONFERENCE CALL

The Company will host a conference call for analysts and shareholders on Wednesday, April 26, 2006, at 10:00 AM ET to discuss preliminary first quarter 2006 results. Those wishing to participate in the conference call should dial 1-877-407-0782 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica.” Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com); click Investor Information>Financial Information>Webcast  events. The audio archive of the call can be accessed starting two hours after completion of the live call through May 26, 2006, via LandAmerica’s website.

About LandAmerica Financial Group, Inc.
Based in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 900 direct offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies, and is ranked as a Fortune 500 and Forbes Platinum 400 company.

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Segment Results
(In millions)

	Quarter Ended March 31, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$340.8	$57.8	$0.2	$25.3	$424.1
Agency revenue	478.2	-	-	-	478.2
Total operating revenue	819.0	57.8	0.2	25.3	902.3
Investment income	17.3	1.4	9.1	2.8	30.6
Total revenue	836.3	59.2	9.3	28.1	932.9
Agents’ commissions	383.1	-	-	-	383.1
Salaries and employee benefits	228.2	24.6	0.6	23.3	276.7
Claims provision	46.1	1.6	-	2.7	50.4
Amortization of intangibles	2.4	2.6	-	1.3	6.3
Write-off of intangibles and long-lived assets	-	-	-	9.7	9.7
Other expenses	125.9	28.1	4.7	29.5	188.2
Operating income before taxes	$50.6	$2.3	$4.0	$(38.4)	$18.5

	Quarter Ended March 31, 2005 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$308.6	$78.2	$0.1	$19.7	$406.6
Agency revenue	406.9	-	-	-	406.9
Total operating revenue	715.5	78.2	0.1	19.7	813.5
Investment income	12.7	0.4	6.3	2.7	22.1
Total revenue	728.2	78.6	6.4	22.4	835.6
Agents’ commissions	324.6	-	-	-	324.6
Salaries and employee benefits	208.6	22.0	0.6	16.1	247.3
Claims provision	41.1	0.9	-	2.7	44.7
Amortization of intangibles	2.3	3.8	0.1	0.8	7.0
Other expenses	105.2	26.1	2.8	24.1	158.2
Operating income before taxes	$46.4	$25.8	$2.9	$(21.3)	$53.8

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Summary of Operations
(In millions, except per share data and order information)

	Three Months Ended March 31,
	2006	2005
		(as restated)

Operating revenue	$902.3	$813.5
Investment and other income	29.7	21.3
Net realized investment gains	0.9	0.8
TOTAL REVENUE	932.9	835.6
Agents’ commissions	383.1	324.6
Salaries and employee benefits	276.7	247.3
General, administrative, and other	168.2	140.6
Provision for policy and contract claims	50.4	44.7
Premium taxes	10.4	9.7
Interest expense	9.6	7.9
Amortization of intangibles	6.3	7.0
Write-off of intangible and other long-lived assets	9.7	-
TOTAL EXPENSES	914.4	781.8
Income before income taxes	18.5	53.8
Income tax expense	4.8	20.6
Net income	$13.7	$33.2
Net income per common share	$0.81	$1.87
Weighted average number of common shares outstanding	17.0	17.8
Net income per common share assuming dilution	$0.78	$1.85
Weighted average number of common shares outstanding assuming dilution	17.5	18.0
Other selected information:
Cash flow from operations	$(43.8)	$16.7
Direct orders opened (in thousands):
January	84.0	85.6
February	82.9	95.4
March	99.9	114.9
Total direct orders opened	266.8	295.9
Total direct orders closed	188.3	195.1

	March 31,	December 31,
	2006	2005

Cash and investments	$1,750.2	$1,843.8
Total assets	3,604.2	3,695.0
Policy and contract claims	702.2	697.6
Notes payable	473.3	479.3
Deferred service arrangements	213.9	211.2
Shareholders’ equity	1,276.2	1,278.5
Book value per share attributable to common shareholders	74.01	73.94
Book value per share attributable to intangibles	42.97	42.83
Tangible book value per share attributable to common shareholders	31.04	31.11

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Reconciliation of Non-GAAP Measures
(Dollars in millions)

PRBDA
The Company evaluates the results of its Lender Services segment on the basis of pretax income before net revenue deferrals and amortization (“PRBDA”). Adjusted operating revenue represents operating revenue adjusted for the impact of net revenue deferrals. PRBDA margin represents PRBDA divided by operating revenue adjusted for net revenue deferrals. PRBDA and PRBDA margin are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating income or cash flows provided by operating activities which have been prepared in accordance with GAAP. PRBDA and PRBDA margin, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. We believe that PRBDA and PRBDA margin provide useful information to investors because they are indicators of operating and cash flow performance for those businesses where we have life-of-loan servicing requirements which have been burdened in the short run with amortization expense related to intangibles acquired with the businesses. While amortization expense is an operating expense under GAAP, this expense represents the non-current allocation of intangible assets acquired in prior periods. Additionally, while net revenue deferrals are a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for ongoing monitoring of certain of the Company’s flood and tax servicing products. Reconciliations of these financial measures to Lender Services operating results are as follows:

	Quarter Ended March 31,
	2006	2005
		(as restated)

Operating revenue	$57.8	$78.2
Change in net revenue deferrals	3.0	(15.3)
Adjusted operating revenue	60.8	62.9

Pretax earnings	$2.3	$25.8
Change in net revenue deferrals	3.0	(15.3)
Add back:
Amortization expense	2.6	3.8
Write-off of intangible and other long-lived assets	-	-
PRBDA	7.9	14.3
PRBDA to adjusted operating revenue margin	13.0%	22.7%

Results from Operations
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company uses additional non-GAAP measures of operating revenue, income before income taxes, net income, and earnings per common share assuming dilution adjusted to exclude certain costs, expenses, gains, or losses it believes appropriate to enhance the overall understanding of the Company’s past financial performance and also its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. Adjusted operating revenue, adjusted income before income taxes, adjusted net income, and adjusted earnings per common share assuming dilution are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating revenue, income before income taxes, net income, or earnings per common share assuming dilution which have been prepared in accordance with GAAP. Reconciliations of these financial measures to consolidated operating results are as follows:

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Reconciliation of Non-GAAP Measures
(In millions, except per share data)

	Quarter Ended March 31,
	2006	2005
		(as restated)

Operating revenue, as reported	$902.3	$813.5
Deduct:
Recognition of deferred income	-	(25.8)
Adjusted operating revenue	$902.3	$787.7

Income before income taxes, as reported	$18.5	$53.8
Add back:
Write-off of intangible and other long-lived assets	9.7	-
	28.2	53.8
Deduct:
Recognition of deferred income	-	(25.8)
Adjusted income before income taxes	$28.2	$28.0

Net income, as reported	$13.7	$33.2
Add back:
Write-off of intangible and other long-lived assets	6.3	-
	20.0	33.2
Deduct:
Recognition of deferred income	-	(15.5)
Adjusted net income	$20.0	$17.7

Net income per common share assuming dilution, as reported	$0.78	$1.85
Add back:
Write-off of intangible and other long-lived assets	0.36	-
	1.14	1.85
Deduct:
Recognition of deferred income	-	(0.86)
Adjusted net income per common share assuming dilution	$1.14	$0.99

Results for 2006 are preliminary and quarterly information is unaudited.

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The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company is subject to government regulation; (iii) heightened regulatory scrutiny of the Company and the title insurance industry could materially and adversely affect its business, operating results, and financial condition; (iv) the Company may not be able to fuel its growth through acquisitions; (v) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vi) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (viii) significant industry changes and new product and service introductions require timely and cost-effective responses; (ix) the Company’s litigation risks include substantial claims by large classes of claimants; (x) key accounting and essential product delivery systems are concentrated in a few locations; (xi) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan, and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; and (xiii) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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